Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Fourth Fiscal Quarter 2018 Financial Results and Declares Distribution of $0.095 Per Share

LOS ANGELES, CA, November 29, 2018—Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended September 30, 2018.

Fourth Fiscal Quarter 2018 Highlights

•	Total investment income of $38.2 million ($0.27 per share), up from $31.8 million ($0.23 per share) for the third fiscal quarter of 2018;

•	Net investment income of $17.0 million ($0.12 per share), up from $14.4 million ($0.10 per share) for the third fiscal quarter of 2018;

•	Net asset value (“NAV”) per share of $6.09, up from $5.95 for the third fiscal quarter of 2018;

•	Originated $228.4 million of new investment commitments and received $267.5 million of proceeds from prepayments, exits, other paydowns and sales; and

•	A quarterly dividend was declared of $0.095 per share, payable on December 28, 2018 to stockholders of record on December 17, 2018.

Management Commentary

Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending said, “The fourth quarter completed a strong year for OCSL, highlighted by solid earnings growth and improved credit performance, including delivering the third consecutive quarter of increased NAV per share. Since we began managing OCSL a year ago, we have made significant progress in reducing credit risk in the portfolio and stabilizing NAV. During the fiscal year, we reduced non-core investments by $569 million while adding over $1.0 billion of new investments that are consistent with Oaktree’s investment philosophy. Core investments now represent 76 percent of our portfolio, up from 37 percent as of September 30, 2017. Given our substantial progress to date, we believe we are well positioned to further enhance our return on equity and deliver value to our shareholders in 2019.”

Portfolio and Investment Activity

As of September 30, 2018, the fair value of the Company’s investment portfolio was $1.5 billion and was comprised of investments in 113 companies. These included debt investments in 86 companies, the investments in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 40 companies, including in SLF JV I and 2 private equity funds. Fourteen of the equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 95.0% of the Company’s portfolio as of September 30, 2018 consisted of debt investments, including 48.4% of first lien loans, 27.0% of second lien loans and 19.6% of unsecured debt investments, including the debt investments in SLF JV I.

As of September 30, 2018, SLF JV I had $314.2 million in assets, including senior secured loans to 40 portfolio companies. The joint venture generated income of $3.1 million for Oaktree Specialty Lending during the quarter ended September 30, 2018.

The weighted average yield on the Company’s debt investments as of September 30, 2018, including the return on the Company’s mezzanine note investments in SLF JV I, was 8.4%.

As of September 30, 2018, $1.2 billion of the Company’s debt investments, or 83.2% of the total debt portfolio, at fair value, had floating interest rates.

During the quarter ended September 30, 2018, the Company originated $228.4 million of investment commitments, including investments in 13 new and three existing portfolio companies, and funded $218.4 million of investments across new and existing portfolio companies.

During the quarter, the Company received $267.5 million of proceeds from various prepayments, exits, other paydowns and sales and exited 18 investments.

Results of Operations

Total investment income for the quarter ended September 30, 2018 was $38.2 million, including $35.3 million of cash interest income from portfolio investments, $0.5 million of payment-in-kind (“PIK”) interest income, $2.0 million of fee income and $0.4 million of dividend income. PIK interest income, net of PIK collected in cash, represented 1.1% of total investment income for the quarter ended September 30, 2018. Total investment income increased $6.4 million from the quarter ended June 30, 2018, which was primarily attributable to the acceleration of interest income and prepayments fees earned in connection with the exit of a certain investment.

Net expenses for the quarter were $21.2 million, an increase of $3.8 million from the quarter ended June 30, 2018. The increase in net expenses was due primarily to an increase in Part I incentive fees (net of fees waived) resulting from higher investment earnings during the quarter, and an increase in interest expense, which was attributable to higher levels of outstanding debt during the quarter.

Net realized and unrealized gain before taxes on the Company’s investment portfolio for the quarter ended September 30, 2018 was $16.9 million.

Liquidity and Capital Resources

As of September 30, 2018, the Company had $13.5 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $643.4 million and $359.0 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 5.1% as of September 30, 2018.

As of September 30, 2018, the Company’s total leverage ratio was 0.75x debt-to-equity.

Distribution Declaration

The Company’s Board of Directors declared a quarterly distribution of $0.095 per share, payable on December 28, 2018 to stockholders of record on December 17, 2018.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of dividend distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of September 30, 2018, there were eight investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 14.5% of the Company’s debt portfolio at cost and 7.0% at fair value.

($ in thousands)

Non-Accrual - Debt Investments	As of September 30, 2018	As of September 30, 2017
Non-Accrual Investments at Fair Value	$98,760	$67,015
Non-Accrual Investments/Total Debt Investments at Fair Value	7.0%	4.7%

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2018	June 30, 2018 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost September 30, 2018: $213,470; cost June 30, 2018: $266,097; cost September 30, 2017: $444,826)	$196,874	$223,421	$305,271
Affiliate investments (cost September 30, 2018: $1,080; cost June 30, 2018: $1,080; cost September 30, 2017: $33,743)	2,161	2,161	36,983
Non-control/Non-affiliate investments (cost September 30, 2018: $1,392,383; cost June 30, 2018: $1,416,632; cost September 30, 2017: $1,279,096)	1,292,166	1,294,936	1,199,501

Total investments at fair value (cost September 30, 2018: $1,606,933; cost June 30, 2018: $1,683,809; cost September 30, 2017: $1,757,665)	1,491,201	1,520,518	1,541,755
Cash and cash equivalents	13,380	56,615	53,018
Restricted cash	109	499	6,895
Interest, dividends and fees receivable	10,272	8,102	6,892
Due from portfolio companies	1,357	15,757	5,670
Receivables from unsettled transactions	26,760	22,538	—
Deferred financing costs	5,209	5,620	1,304
Derivative asset at fair value	162	—	—
Other assets	3,008	3,108	514

Total assets	$1,551,458	$1,632,757	$1,616,048

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$3,581	$2,714	$2,417
Base management fee and Part I incentive fee payable	8,223	7,094	6,750
Due to affiliate	3,274	4,230	1,815
Interest payable	3,365	6,338	3,167
Amounts payable to syndication partners	109	301	1
Director fees payable	—	—	184
Payables from unsettled transactions	37,236	166,903	58,691
Deferred tax liability	422	—	—
Credit facilities payable	241,000	211,000	255,995
Unsecured notes payable (net of $3,483, $3,851 and $4,737 of unamortized financing costs as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively)	386,485	386,132	406,115
Secured borrowings at fair value (proceeds September 30, 2018: $12,314; proceeds June 30, 2018: $12,623; proceeds September 30, 2017: $13,489)	9,728	9,950	13,256

Total liabilities	693,423	794,662	748,391

Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 250,000 shares authorized; 140,961 shares issued and outstanding as of September 30, 2018, June 30, 2018 and September 30, 2017	1,409	1,409	1,409
Additional paid-in-capital	1,492,739	1,579,278	1,579,278
Accumulated overdistributed earnings	(636,113)	(742,592)	(713,030)

Total net assets (equivalent to $6.09, $5.95 and $6.16 per common share as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively)	858,035	838,095	867,657

Total liabilities and net assets	$1,551,458	$1,632,757	$1,616,048

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30, 2018 (unaudited)	Three months ended June 30, 2018 (unaudited)	Three months ended September 30, 2017 (unaudited)	Year ended September 30, 2018	Year ended September 30, 2017
Interest income:
Control investments	$3,687	$2,737	$3,126	$12,698	$14,230
Affiliate investments	—	161	978	2,027	3,939
Non-control/Non-affiliate investments	31,496	23,629	26,935	103,223	133,344
Interest on cash and cash equivalents	123	107	313	563	810

Total interest income	35,306	26,634	31,352	118,511	152,323

PIK interest income:
Control investments	—	1,045	1,186	3,446	6,631
Affiliate investments	—	52	196	416	788
Non-control/Non-affiliate investments	499	360	746	1,907	3,674

Total PIK interest income	499	1,457	2,128	5,769	11,093

Fee income:
Control investments	6	697	315	951	1,244
Affiliate investments	—	—	12	48	753
Non-control/Non-affiliate investments	2,028	1,728	1,355	8,433	8,510

Total fee income	2,034	2,425	1,682	9,432	10,507

Dividend and other income:
Control investments	381	1,331	570	5,010	3,954
Non-control/Non-affiliate investments	—	—	—	—	87

Total dividend and other income	381	1,331	570	5,010	4,041

Total investment income	38,220	31,847	35,732	138,722	177,964

Expenses:
Base management fee	5,767	5,909	6,808	22,652	31,369
Part I incentive fee	3,675	2,733	—	10,485	10,713
Professional fees	859	924	1,964	5,696	5,703
Directors fees	143	154	277	650	872
Interest expense	9,323	8,291	12,772	35,728	49,935
Administrator expense	336	466	660	1,687	2,217
General and administrative expenses	794	488	1,845	3,120	5,999
Loss on legal settlements	—	—	—	—	3

Total expenses	20,897	18,965	24,326	80,018	106,811
Fees waived	292	(1,548)	(58)	(1,342)	(240)
Insurance recoveries	—	—	—	—	(1,259)

Net expenses	21,189	17,417	24,268	78,676	105,312

Net investment income	17,031	14,430	11,464	60,046	72,652

Unrealized appreciation (depreciation) on investments and foreign currency:
Control investments	26,081	97,000	(83,359)	115,906	(71,329)
Affiliate investments	—	72	(73)	(2,159)	(1,574)
Non-control/Non-affiliate investments	21,039	1,810	(33,008)	(13,657)	(24,640)
Foreign currency forward contracts	162	—	—	162	—

Net unrealized appreciation (depreciation) on investments and foreign currency	47,282	98,882	(116,440)	100,252	(97,543)
Net unrealized (appreciation) depreciation on secured borrowings	(87)	377	—	2,353	(296)
Realized gain (loss) on investments, secured borrowings and foreign currency:
Control investments	(31,331)	(91,470)	(728)	(122,801)	(59,722)
Affiliate investments	—	—	—	2,048	—
Non-control/Non-affiliate investments	1,494	2,033	(19,765)	6,042	(112,060)
Foreign currency forward contracts	(436)	—	—	(436)	—

Net realized losses on investments, secured borrowings and foreign currency	(30,273)	(89,437)	(20,493)	(115,147)	(171,782)
Redemption premium on unsecured notes payable	—	—	—	(120)	—
Provision for income taxes	(622)	—	—	(622)	—

Net increase (decrease) in net assets resulting from operations	$33,331	$24,252	$(125,469)	$46,762	$(196,969)

Net investment income per common share — basic and diluted	$0.12	$0.10	$0.08	$0.43	$0.51
Earnings (loss) per common share — basic and diluted	$0.24	$0.17	$(0.89)	$0.33	$(1.39)
Weighted average common shares outstanding — basic and diluted	140,961	140,961	140,961	140,961	141,438

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its fourth fiscal quarter 2018 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on November 29, 2018. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10125435, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com